Exhibit  2.1


                                  NATHAN  WENDT
                                  -------------
                           Certified Public Accountant



Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington  D.C.  20549

Gentlemen:

I have read the statements made under Item 4 of the report on Form 8-K of New Jersey Mining Company, dated December 10, 2003, and have the following comments:

- With respect to Item 4(a) and (b) I agree with the statements made by New Jersey Mining Company.

Very  truly  yours,

Nathan  Wendt,  CPA
/s/  Nathan  Wendt